UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of report (Date of earliest event reported)     January 31, 2018

PLY GEM HOLDINGS, INC.

(Exact Name of Registrant as Specified in Its Charter)

DELAWARE	001-35930	20-0645710
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5020 WESTON PARKWAY, SUITE 400 CARY, NORTH CAROLINA	27513
(Address of principal executive offices)	(Zip Code)

(919) 677-3900

(Registrant’s Telephone Number, Including Area Code)

NOT APPLICABLE

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

On January 31, 2018, Ply Gem Holdings, Inc., a Delaware corporation (the “Company”) entered into an Agreement and Plan of Merger (the “Merger Agreement”) with Pisces Midco, Inc., a Delaware corporation (“Parent”), and Pisces Merger Sub, Inc., a Delaware corporation and a wholly owned subsidiary of Parent (“Merger Sub” and, together with Parent, the “Acquirer Parties”). Pursuant to the Merger Agreement, subject to the satisfaction or waiver of specified conditions, Merger Sub will merge with and into the Company (the “Merger”), with the Company surviving the Merger as a wholly-owned subsidiary of Parent (the “Acquisition”).

Pursuant to the Merger Agreement, at the effective time of the Merger (the “Effective Time”), each of the Company’s issued and outstanding shares of common stock, par value $0.01 per share, will be cancelled and extinguished and converted into the right to receive $21.64 in cash, without interest (the “Merger Consideration”), less any applicable withholding taxes. Pursuant to the Merger Agreement, Parent will finance the Merger Consideration with a combination of debt and equity financing.

Following execution of the Merger Agreement, Caxton-Iseman (Ply Gem), L.P. and Caxton-Iseman (Ply Gem) II, L.P., holders of a majority of the voting power of the outstanding capital stock of the Company, executed and delivered a written consent adopting the Merger Agreement. The Merger cannot be consummated until the passing of 20 calendar days from the date on which the Company mails to the Company’s stockholders an information statement on Schedule 14C under the Securities Exchange Act of 1934, as amended (the “Information Statement”). Following delivery of the written consent, pursuant to the terms of the Merger Agreement, the Company may not engage in any further discussions regarding the potential acquisition of the Company by any party other than Parent, Merger Sub and their affiliates, and the Company has no ability to terminate the Merger Agreement in order to enter into an alternative transaction.

As of the Effective Time: (i) each stock option of the Company that is outstanding immediately before the Effective Time will be cancelled, extinguished and converted into the right to receive a cash payment equal to the excess, if any, of the Merger Consideration over the exercise price of such stock option; (ii) each share of restricted stock of the Company that is outstanding immediately prior to the Effective Time will vest and be converted into the right to receive the Merger Consideration; and (iii) each restricted stock unit and each performance unit of the Company that is outstanding immediately prior to the Effective Time will become converted immediately prior to the Effective Time into the right to receive (a) the Merger Consideration for restricted stock units denominated in shares and performance units (with the assumption that performance has been achieved) and (b) the applicable fixed amount of the cash payment for restricted stock units denominated in cash, in each case, without interest and less any applicable tax withholdings.

The parties have each made customary representations and warranties. Parent has agreed, subject to the terms of the Merger Agreement, to various covenants and agreements, including, among others, to use its reasonable best efforts to obtain the equity financing and the debt financing or such alternative financing as contemplated by the Merger Agreement. The Company has agreed, subject to the terms of the Merger Agreement, to various covenants and agreements, including, among others: (i) to conduct its business in the ordinary course and in a manner consistent with past practice; (ii) not to solicit proposals relating to alternative transactions to the Merger with a third party or engage in discussions or negotiations with respect thereto; and (iii) to use reasonable best efforts to cooperate with Parent’s efforts to obtain debt financing. The parties have also agreed to use their respective reasonable best efforts to obtain any approvals from governmental authorities for the Merger, including all antitrust approvals.

Each party’s obligation to consummate the Merger is subject to certain conditions, including, among others: (i) expiration or termination of applicable waiting periods under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended; (ii) the absence of any order or legal requirement issued or enacted by any court or other governmental authority, which is in effect and prevents the consummation of the Merger; and (iii) the passing of 20 calendar days from the date on which the Company mails to the Company’s stockholders the Information Statement in definitive form. Parent’s obligation to consummate the Merger is also conditioned on, among other things, the absence of any Company Material Adverse Effect (as defined in the Merger Agreement).

Parent has secured committed financing, consisting of a combination of (i) equity to be provided by Clayton, Dubilier & Rice Fund X, L.P. (the “Sponsor”), who has agreed to capitalize Parent, subject to the terms and conditions set forth in such equity commitment letter; and (ii) debt financing to be provided by JPMorgan Chase Bank, N.A., Deutsche Bank AG New York Branch, Deutsch Bank AG Cayman Islands Branch, Deutsche Bank Securities Inc., UBS AG, Stamford Branch, UBS Securities LLC, Barclays, Goldman Sachs Bank USA, Merrill Lynch, Pierce, Fenner & Smith Incorporated, Bank of America, N.A., Royal Bank of Canada, Jefferies Finance LLC, MUFG, Natixis, New York Branch, SG Americas Securities, LLC and Societe Generale, subject to the terms and conditions set forth in the debt commitment letter. Further, the Sponsor has provided the Company with a limited guarantee pursuant to which the Sponsor has agreed to guarantee certain obligations of Parent under the Merger Agreement, on the terms and subject to the conditions set forth in such guarantee.

The Merger Agreement also contains certain specified termination provisions, including, among others, a mutual termination right if the Merger has not been consummated on or before June 29, 2018. In addition, in certain circumstances in connection with the termination of the Merger Agreement, Parent must pay the Company a termination fee equal to $112,500,000 (the “Reverse Termination Fee”). Parent must pay to the Company the Reverse Termination Fee in the event that the Company terminates the Merger Agreement if (i) Parent fails to consummate the Merger despite the satisfaction or waiver of all of Parent’s conditions to close after the marketing period has concluded and the Company has confirmed that it is ready to close, or (ii) Parent or Merger Sub breaches or fails to perform any its representations, warranties or covenants and such breach or failure to perform would cause the closing conditions to not be satisfied, and such failure is not cured as set forth in the Merger Agreement.

The foregoing description of the Merger Agreement is qualified in its entirety by reference to the Merger Agreement, a copy of which is filed herewith as Exhibit 2.1 and is incorporated herein by reference.

The Merger Agreement has been attached to provide investors and security holders with information regarding its terms and is not intended to provide any factual information about the Company, Parent or Merger Sub. The representations, warranties and covenants in the Merger Agreement were made only for the purpose of the Merger Agreement and solely for the benefit of the parties to the Merger Agreement as of specific dates. Such representations, warranties and covenants may have been made for the purposes of allocating contractual risk between the parties to the Merger Agreement instead of establishing these matters as facts, may or may not have been accurate as of any specific date, and may be subject to important limitations and qualifications (including exceptions thereto set forth in the disclosure letter agreed to by the contracting parties) and may therefore not be complete. The representations, warranties and covenants in the Merger Agreement may also be subject to standards of materiality applicable to the contracting parties that may differ from those applicable to investors. Investors should not rely on the representations, warranties and covenants or any descriptions thereof as characterizations of the actual state of facts or condition of the Company, Parent, Merger Sub or any of their respective subsidiaries or affiliates. Moreover, information concerning the subject matter of the representations, warranties and covenants may change after the date of the Merger Agreement, which subsequent information may or may not be fully reflected in the Company’s public disclosures.

Item 5.02	Departure of Directors or Principal Officers; Election of Directors; Appointment of Officers.

On January 31, 2018, in connection with the Merger, Ply Gem Industries, Inc. (“Ply Gem”) entered into transaction bonus letter agreements (the “Transaction Bonus Letters”) with each of Gary E. Robinette and Shawn K. Poe, granting each a right to a one-time payment of $7,000,000 and $1,800,000, respectively, to be paid in cash or Company common stock, in Ply Gem’s sole discretion, subject to the consummation of the Merger (each bonus, a “Transaction Bonus”). Payment of each Transaction Bonus will be made within 30 days following the Closing Date (as defined in the Merger Agreement), subject to each executive’s continued employment with Ply Gem through the Closing Date.

If the executive’s employment is terminated prior to the Closing Date (x) by the executive following a Material Adverse Change or (y) by Ply Gem without Cause (as each are defined in each executive’s existing agreements with the Company), the executive will remain eligible to receive a Transaction Bonus, paid within 30 days following the Closing Date, subject to the executive’s execution of a release of claims. If the Closing Date does not occur by December 31, 2018, the Transaction Bonus Letters will become void, and the executives will no longer be entitled to a Transaction Bonus.

The foregoing description of the Transaction Bonus Letters is qualified in its entirety by reference to the Transaction Bonus Letters, copies of which will be filed as exhibits to the Company’s Annual Report on Form 10-K for the year ended December 31, 2017.

Forward-Looking Statements

Statements made in this Current Report on Form 8-K may contain certain statements that are not historical facts, including the Company’s plans to consummate the Merger and the related financing transactions, as well as the terms and conditions of such transactions and the timing thereof. Those statements constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements involve known and unknown risks, uncertainties and other factors that could cause our actual results to differ materially from the results expressed in or implied by our forward-looking statements, including (i) conditions to the closing of the transaction may not be satisfied; (ii) the transaction may involve unexpected costs, liabilities or delays; (iii) the business of the Company may suffer as a result of uncertainty surrounding the transaction; (iv) the outcome of any legal proceedings related to the transaction; (v) the Company may be adversely affected by other economic, business, and/or competitive factors; (vi) the occurrence of any event, change or other circumstances that could give rise to the termination of the transaction agreement; (vii) other risks to consummation of the transaction, including with respect to the financing and the risk that the transaction will not be consummated within the expected time period or at all; and (viii) other factors discussed in our news releases, public statements and/or filings with the Securities and Exchange Commission, including our most recent Annual and Quarterly Reports on Form 10-K and Form 10-Q. Many of these factors are outside of our control and all of these factors are difficult or impossible to predict accurately. We undertake no obligation to update publicly any forward-looking statements, whether as a result of new information, future events or otherwise.

Additional Information and Where to Find it

This communication is being made in respect of the proposed Merger involving the Company, Parent and Merger Sub. The Company will prepare an Information Statement on Schedule 14C for its stockholders with respect to the approval of the Merger described herein. When completed, the Information Statement will be mailed to the Company’s stockholders. The Company may be filing other documents with the SEC as well. You may obtain copies of all documents filed with the SEC regarding this transaction, free of charge, at the SEC’s website, http://www.sec.gov or from the Company by directing a request by mail or telephone to 5020 Weston Parkway, Suite 400, Cary, NC 27513, Attention: Investor Relations, (919) 677-3901, investors@plygem.com.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Description
2.1*	Agreement and Plan of Merger, dated January 31, 2018, by and among Pisces Midco, Inc., Pisces Merger Sub, Inc. and Ply Gem Holdings, Inc.

* Certain schedules and exhibits to this agreement have been omitted in accordance with Item 601(b)(2) of Regulation S-K. A copy of any omitted schedule and/or exhibit will be furnished supplementally to the SEC upon request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report on Form 8-K to be signed on its behalf by the undersigned, thereunto duly authorized.

Dated:  February 1, 2018

PLY GEM HOLDINGS, INC.

By:	/s/ Shawn K. Poe
	Name:	Shawn K. Poe
	Title:	Executive Vice President,
Chief Financial Officer, Treasurer and Secretary

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